UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 7, 2014

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-34404	75-0970548
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 W. WALL, SUITE 800 MIDLAND, TEXAS	79701
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (432) 684-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 7, 2014, Dawson Geophysical Company (the “Company”) issued a press release (the “Press Release”) reporting its operating results for the quarter ended March 31, 2014, the second quarter of the Company’s 2014 fiscal year. This Form 8-K/A is submitted as an amendment to the Company’s Current Report on Form 8-K dated May 7, 2014 (the “Form 8-K”), which furnished the Press Release as Exhibit 99.1 thereto, in order to properly set forth certain of the components relating to the reconciliation of the Company’s EBITDA to its net cash provided by operating activities for the periods indicated in the Reconciliation of EBITDA to Net Cash Provided by Operating Activities table included in the Press Release.

The Reconciliation of EBITDA to Net Cash Provided by Operating Activities table in the Press Release is amended and restated in its entirety as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
	(in 000’s)		(in 000’s)
Net cash provided by operating activities	$23,350	$3,399	$1,641	$12,413
Changes in working capital and other items	(10,226)	17,332	16,747	23,296
Noncash adjustments to net income (loss)(1)	(468)	(417)	(872)	(1,057)

EBITDA	$12,656	$20,314	$17,516	$34,652

(1)	Noncash adjustments to net income (loss) primarily consist of noncash compensation.

Except as set forth above, no other changes have been made to the Form 8-K or the Press Release.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth in this Item 2.02 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: May 12, 2014	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and
Chief Financial Officer